EXHIBIT 10.6

                               SECURITY AGREEMENT


            SECURITY AGREEMENT dated as of May 22, 2006, by ANDAPHARM, LLC., a Florida limited liability company(the "Grantor") in favor of BANK OF INDIA, New York Branch (the "Bank").

                                   WITNESSETH

            WHEREAS, pursuant to Grantor's request, Bank has granted certain credit facility as provided for in the credit agreement dated as of the date hereof between the Bank and SYNOVICS PHARMACEUTICALS, INC., a Nevada Corporation (the "Borrower"). The aforesaid credit agreement is referred to here-in-after as the "Agreement"; and

            WHEREAS, Grantor has executed and delivered guaranty agreement dated as of the date hereof unconditionally guaranteeing repayment of Borrower's obligations (the "Obligations") to the Bank arising out of the aforesaid credit facility; and

            WHEREAS, as further security for the aforesaid credit facility, Grantor has agreed to enter into and deliver this Security Agreement to secure the Obligations to the Bank arising out of the aforesaid credit facility, and other related credit documents executed in connection therewith.

            NOW, THEREFORE, the Grantor agrees as follows:

                                    ARTICLE I
                           GRANT OF SECURITY INTEREST

            SECTION 1.01. GRANT. As general and continuing collateral security for the full, prompt and complete payment and performance as and when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations, the Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Bank, and hereby grants to the Bank, a continuing lien upon and a general security interest in, all of the Grantor's right, title and interest in, to and under the following, whether now owned or existing or hereafter acquired, arising or coming into existence and wherever located (all of which being hereinafter collectively referred to as the "Collateral"):

            (a)   The following property:

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                  (1)   ACCOUNTS RECEIVABLE. All accounts, chattel paper,
                  contracts, contract rights, account receivable, tax refunds, notes receivable, documents other choses in action and general intangibles, including, but not limited to, proceeds of inventory and returned goods and proceeds from the sale of goods and services, and all rights, liens, securities, guaranties, remedies and privileges related thereto, including the right of stoppage in transit and rights and property of any kind forming the subject matter of any of the foregoing; and

                  (2) DEPOSIT ACCOUNTS. All time, savings, demand, certificate of deposit or other accounts deposits with or payable by the Bank in the name of the Grantor or in which the Grantor has any right, title or interest, including but not limited to all sums now or at any time hereafter on deposit, and any renewals, extensions or replacements of and all other property which may from time to time be acquired directly or indirectly using the proceeds of any of the foregoing; and

                  (3) INVENTORY AND EQUIPMENT. All inventory and equipment of every type or description wherever located, including, but not limited to all raw materials, parts, containers, work in process, finished goods, goods in transit, wares, merchandise, furniture, fixtures, hardware, machinery, tools, parts, supplies, automobiles, trucks, other intangible personalty of whatever kind and wherever located associated with Grantor's business, tools and goods returned for credit, repossessed, reclaimed or otherwise reacquired by the Grantor; and

                  (4) DOCUMENTS OF TITLE. All Documents of Title and other property from time to time received, receivable or otherwise distributed in respect of, exchange or substitution for or addition to any of the foregoing including, but not limited, to any Documents of Title; and

                  (5)   OTHER PROPERTY.

                        (a)   All other intangible property; and

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                        (b)   All proceeds (including but not limited to
                              insurance proceeds) and products of and accessions and annexations to any of the foregoing; and

                        (c) All assets of any type or description that may at any time be assigned or delivered to or come into possession of the Bank for any purpose for the account of the Grantor or as to which the Grantor may have any right, title interest or power, and property in the possession or custody of or in transit to anyone for the account of the Bank, as well as all proceeds and products thereof and accessions and annexations thereto; and

                        (d) All know-how, information, permits, patents, copy rights, goodwill, trade marks, trade names, licenses and approvals held by Grantor in its subsidiaries and affiliates; and

                        (e) All of the books, records and documents pertaining to any of the foregoing.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

            The Grantor represents and warrants as follows:

            SECTION 2.01. FINANCING STATEMENTS. No agreement, certificate, charge, instrument, financing statement or other document or notice evidencing or relating to any Lien in the Collateral is or will be on file or has been or will be recorded in any office, registry or place, other than those evidencing or relating to Liens expressly permitted by this Security Agreement.

            SECTION 2.02. ASSURANCE OF TITLE. The Grantor is and shall remain the owner of all of the Collateral, free and clear of all Liens, claims and rights of others of any kind, except as expressly permitted by the Agreement, if any, and except for sales of inventory in the ordinary course of business.

            SECTION 2.03. ADDRESSES. The chief executive office and principal place of business of the Grantor, and the books and records relating to the Collateral, are each located at the Grantor's offices at 2424 North Federal Highway, Suite 456, Boca Raton, Florida 33431.

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            SECTION 2.04. CHARGES AND TAXES. Except for fees for filing financing statements under the Uniform Commercial Code, there is no filing or recording fee, documentary, stamp or other similar tax or other charge necessary or appropriate to be paid in connection with the execution, delivery or performance of this Security Agreement or any other document contemplated hereby, the creation, preservation or perfection of any Lien or interest granted hereby, the exercise or enforcement of any rights or remedies of the Bank hereunder or in connection with this Security Agreement or the Obligations or the realization upon any of the Collateral.

                                   ARTICLE III
                                    COVENANTS

            The Grantor covenants and agrees as follows:

            SECTION 3.01. FURTHER DOCUMENTS AND ACTIONS. From time to time the Grantor shall (a) pay all filing and recording fees, documentary, stamp and other similar taxes and other charges, (b) endorse, execute and deliver to the Bank all agreements, certificates, charges, instruments, documents or notices, including but not limited to financing and continuation statements, and (c) do all acts and things necessary or appropriate in the Bank's sole discretion to carry into effect the provisions of this Security Agreement or create, preserve or perfect any Lien or interest granted hereby or to enable or assist the Bank to exercise or enforce its rights or remedies hereunder or in connection with this Security Agreement or with the Obligations or to facilitate realization upon the Collateral in accordance with this Security Agreement. THE GRANTOR AUTHORIZES THE BANK TO FILE ANY AGREEMENT, CERTIFICATE, CHARGE, INSTRUMENT, DOCUMENT, NOTICE, FINANCING STATEMENT (OR AMENDMENT THERETO) OR CONTINUATION STATEMENT IN SUCH FORM, WITH OR WITHOUT THE GRANTOR'S NAME SIGNED THEREON, AND IN SUCH PLACES AS MAY BE APPROPRIATE IN THE BANK'S SOLE DISCRETION TO PRESERVE OR PERFECT THE LIEN OR SECURITY INTEREST GRANTED HEREIN. To the extent permitted by law, the Grantor agrees that filed photocopies of financing statements (or amendment thereto) and continuation statements shall be sufficient to perfect the Bank's Lien and security interests hereunder.

            SECTION 3.02. INVENTORY. Except as otherwise notified by the Bank upon the occurrence of an Event of Default, Collateral consisting of inventory may be sold by the Grantor in the ordinary course of business.

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            SECTION 3.03. DOCUMENTS OF TITLE. With respect to documents of title relating to any Collateral referred to in Section 1.01(a)(3) hereof:

(a) All such documents of title shall be delivered to the Bank in form and substance satisfactory to the Bank so that title thereto passes to the Bank without further acts or documents. Upon the occurrence of any Event of Default, the Bank is hereby authorized, at its option and without any obligation to do so, to deliver to the issuer of any such Collateral or any other person pledge instructions, transfer instructions or both and notifications with respect thereto, and to transfer to itself all or any part of Collateral represented thereby; and

(b) Upon an Event of Default, the Bank shall have the right to appoint one or more agents for the purpose of retaining physical possession of any such Collateral.

            SECTION 3.04. INDEMNIFICATION. The Grantor agrees to indemnify and hold harmless the Bank and each of its officers, directors, agents, advisors and employees from and against any and all claims, damages, liabilities, costs and expenses (including without limitation, reasonable fees, expenses and disbursements of counsel) that may be incurred by or asserted against the Bank in connection with or arising out of any investigation, litigation or proceeding, whether threatened or initiated, relating to the Collateral or this Security Agreement, whether or not the Bank is a party thereto; provided however, that the Grantor shall not be required to indemnify any such person from or against any portion of such claims, damages, liabilities or expenses found by final judgment after all appeals by a court of competent jurisdiction to have arisen out of gross negligence, bad faith, or willful misconduct of such person.

            SECTION 3.05. CONTINUOUS PERFECTION. Except as permitted by the following sentence, the Grantor will not change its name, identity or corporate structure in any manner and will not change its principal place of business or chief executive office or the places where it keeps the Collateral or the records concerning the Collateral. If the Grantor wishes to make any such change, the Grantor will give the Bank at least thirty (30) days prior written notice thereof and will take all action (or make arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or appropriate in the Bank's sole discretion to amend each financing statement or continuation statement and otherwise to cause the Bank to continue to maintain its first perfected lien on, and security interest in, the Collateral.

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                                   ARTICLE IV
                                 ADMINISTRATION

            SECTION 4.01. BANK'S DUTY OF CARE. In the event that the Bank takes possession of the Collateral, the Bank may, but shall be under no obligation to, take such actions as it may deem appropriate to protect the Collateral by insurance or otherwise. In such event, the Bank's sole duty with respect to the Collateral shall be use reasonable care in the custody, use, operation and physical preservation of the Collateral in its possession, and the Grantor shall, as an Obligation, reimburse the Bank for all reasonable costs and expenses, including but not limited to insurance costs, taxes and other charges, incurred in connection with the custody, use, operation, care or physical preservation of the Collateral. The Bank shall incur no liability to the Grantor for any act of government, act of God, robbery, vandalism, war, insurrection, riot, civil unrest, fire, flood or other destruction in whole or part, negligence or wrongful act of custodians or agents, or its failure to provide adequate protection or insurance for the Collateral. The Bank shall have no obligation to take any action to preserve any rights in any of the Collateral against the other persons and Grantor hereby agrees to take such action; Grantor shall defend the Collateral against all such claims and demands of all persons, at all times, as are adverse to the Bank. The Bank shall have no obligation to realize upon any Collateral as authorized herein or by law.

            SECTION 4.02. COLLATERAL ACCOUNT.

      (a) All proceeds for the Collateral, other than proceeds from sales of inventory in the ordinary course of business, shall be delivered to the Bank in an account of Grantor designated by the Bank; and

      (b) The Grantor shall receive all proceeds of the Collateral as agent of and in trust for the Bank and shall transmit to the Bank on the day thereof, or at other mutually agreed intervals, all cash, original checks, drafts, acceptances, notes and other evidence of payment received in payment of or on account of such Collateral. Until delivery, the Grantor shall keep all such proceeds separate and apart from the Grantor's own funds, capable of identification as the property of the Bank, and shall hold the same in trust for the Bank; and

      (c) All proceeds shall be accompanied by a report in such form as the Bank shall require. The Grantor's name will appear, if at all, on an account referred in Section 4.02(a) above for identification purposes only. Funds in such account shall not be subject to withdrawal by the Grantor, but shall at all times be subject to the sole dominion and control of the Bank. All funds held in such account may be applied against the Obligations at the sole discretion of the Bank.

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            SECTION 4.03. COLLECTIONS. So long as no event of default has occurred under the Agreements, the Bank authorizes and permits the Grantor to collect amounts owed to the Grantor by account debtors. This Privilege may be terminated by the Bank at any time without notice to the Grantor after the occurrence and during the continuance of an Event of Default, and the Bank may thereupon notify any account debtor or debtors of the assignment of their obligations to the Bank and collect the same. Thereupon, the Grantor shall, if requested by the Bank, notify any or all account debtors to make payment of any amounts owed under such obligations directly to the Bank or for deposit to the account referred to in Section 4.02(a) above.

                                    ARTICLE V
                          EFFECT OF AN EVENT OF DEFAULT

            SECTION 5.01. COSTS REIMBURSED. If the Bank pays any amounts in connection with (a) any license, fee or similar charges, or penalties or interest thereon, (b) obtaining any insurance or paying the premium or premiums therefor, (c) performing or causing to be performed any repair, replacement, rebuilding or other work or (d) taxes or municipal or governmental assessments, rates, charges, impositions or liens with respect to the Collateral, then the Grantor shall, on the demand of the Bank, repay or cause to be repaid such amount to the Bank, and such amounts so required to be repaid shall be Obligations.

            SECTION 5.02. ACTION REGARDING COLLATERAL AND WAIVER OF CLAIMS.

      (a) Upon the occurrence and during the continuance of an event of default under the Agreement, the Bank, at any time and in its sole discretion, may enter any premises in which the Collateral may be located and may remove such Collateral to such place as the Bank may deem advisable, or require the Grantor to assemble and make all Collateral available at such place as the Bank may direct, and may sell, dispose of, resell, assign, transfer, lease and deliver or otherwise deal or decline to deal with all or any part of the Collateral, in each case without advertisement, in one or more sales, at such price or prices, and upon such commercially reasonable terms (such as requiring any purchaser of any stock to represent that such purchase is for investment purposes only) either for cash or credit or future delivery as the Bank may elect. The Grantor authorizes the Bank to grant extensions or modifications of terms to, or adjust claims of, or make compromises with, debtors, guarantors or any other parties with respect to accounts or any securities, guaranties or insurance or other obligations comprising Collateral without notice to, or consent of, the Grantor, without affecting the Obligations and without liability of the Bank to account except in the event of gross negligence, bad faith, or willful misconduct. The Grantor waives notice of non-payment, protest and all other notices to which the Grantor might otherwise be entitled. The proceeds of any such liquidation, less all reasonable costs and expenses incurred in connection therewith, and, at the option of the Bank, less any other Liens or claims discharged with such proceeds, shall be applied by the Bank against the Obligations in accordance with this Security Agreement and the Agreement. Their Grantor shall remain liable to the Bank for any deficiency in payment of the Obligations.

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      (b)   Except as otherwise provided in this Security Agreement, THE GRANTOR
HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE BANK'S TAKING POSSESSION OR THE BANK'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and the Grantor hereby further waives, to the fullest extent permitted by law:

                  (1) All damages occasioned by such taking of possession, except any damages that are the direct result of the Bank's gross negligence, bad faith, or willful misconduct; and

                  (2) All other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Bank's rights hereunder; and

                  (3) Any obligation of the Bank to marshal assets, and all rights of redemption following sale, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Security Agreement or the absolute sale of the Collateral or any portion thereof, and the Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

      (c) Any sale or disposition of, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the

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Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against the Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, disposed of, or realized upon, or any part thereof, from, through or under the Grantor.

      (d) Without limiting any other provision of the Agreement, upon the occurrence and during the continuance of an Event of Default, the Bank shall have all rights and remedies of a secured party under the Uniform Commercial Code.

            SECTION 5.03. BANK APPOINTED ATTORNEY-IN-FACT. The Grantor hereby irrevocably appoints the Bank the attorney-in-fact of the Grantor with full power in the name and on behalf of the Grantor to take any action, including the defense or initiation of any litigation and to execute and deliver any agreement, certificate, charge document, notice or instrument (including, but not limited to financing statements, amendments thereto and continuation statements) that the Bank may deem necessary or appropriate in its sole discretion to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. All acts of said attorney are hereby ratified and approved and said attorney and its designees shall not be liable for, and the Grantor shall hold the same harmless from liability for, any acts or failure to act, or for any error of judgment or mistake of law or fact, absent gross negligence, bad faith, or willful misconduct.

                                   ARTICLE VI
                         GRANTOR'S OBLIGATIONS ABSOLUTE

            SECTION 6.01. GRANTOR'S OBLIGATIONS ABSOLUTE. The obligations of the Grantor under this Security Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstances or occurrence whatsoever, including, without limitation:

      (a) Any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, or waiver, consent, extension, indulgence or other action or inaction, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of, the Agreements, the notes or any other credit documents or any other instrument or agreement referred to in any thereof, or any assignment or transfer of any thereof; or

      (b) Any furnishing of any additional security to the Bank or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by the Bank.

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                                   ARTICLE VII
                               GENERAL PROVISIONS

            SECTION 7.01. CONTINUITY. The security Agreement shall become effective immediately, shall be continuing and remain in effect, notwithstanding any intermittent absence of Obligations.

            SECTION 7.02. OTHER DOCUMENTS. All Obligations and all notes, guaranties or other agreements, certificates, instruments or documents evidencing Obligations are separate agreements and may be negotiated, executed, modified, canceled or released by the Bank without releasing the Grantor or the Collateral (or any endorser, guarantor or co-maker of any Collateral or Obligations). The Grantor consents to any extension of time of payment of any Obligations and all actions or inactions with respect thereto or to any Collateral, guaranties or other security therefor.

            SECTION 7.03. REMEDIES CUMULATIVE. All rights, remedies and powers of the Bank hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of the Bank whether under law, equity or agreement.

            SECTION 7.04. NO WAIVER. No Waiver or amendment of, or forbearance to enforce, any of the Bank's rights hereunder shall be effective unless expressly granted in writing, and shall be limited to the extent expressed therein. No delay on the part of the Bank or in the exercise of any right or remedy shall operate as a waiver thereof and no single or partial exercise by the Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The Bank may from time to time, whether before or after any of the Obligations shall become due and payable, without notice to, demand of or any reservation of rights against, the Grantor, all of which the Grantor (and any endorser, guarantor or co-maker) hereby acknowledges to be waived, at the expense of the Grantor, take all or any of the following actions: (a) retain or obtain a Lien in any property, in addition to the Collateral, to secure any of the Obligations; (b) retain or obtain the primary or secondary liability of any party or parties, in addition to the Grantor, with respect to any of the Obligations; (c) renew, extend, accelerate, modify, compromise, settle, release or surrender any Obligation or any obligations of any other person primarily or secondarily liable for all or any part of the Obligations with respect to any or all of the Obligations; (d) renew, extend, accelerate, modify, compromise, settle, release or surrender all or any part of any property, in addition to the

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Collateral, securing any of the Obligations or any obligations of any nature of any person with respect to any such property; (e) resort to the Collateral for payment of any of the Obligations in accordance with this Security Agreement, whether or not it shall have resorted to any other property securing the Obligations or shall have proceeded or exhausted its remedies against any other person primarily or secondarily liable on any of the Obligations; or (f) release or substitute any other person primarily liable for all or any part of the Obligations.

            SECTION 7.05. GOVERNING LAW; SEVERABILITY. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws, excluding any laws regarding the conflict or choice of laws, of, the State of New York, except to the extent that the validity or perfection of the security interest hereby granted in the Collateral, or remedies hereunder, are governed by the laws of a jurisdiction other than the State of New York. Each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by, or invalid under, such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

            SECTION 7.06. LITIGATION. Notwithstanding any termination hereof, the Grantor hereby irrevocably consents and submits to the jurisdiction and venue of any court of competent jurisdiction sitting in the City, County and State of New York for adjudication of any dispute concerning this Security Agreement, the Note or other Credit Documents. To the extent permitted by applicable law, the Grantor waives trial by jury and waives and agrees not to raise any claim it may have that any such court is not a convenient forum.

            SECTION 7.07. ASSIGNMENT. This security Agreement shall inure to and be binding upon the successors and assigns of the Grantor and the Bank. The Grantor shall have no right to assign this Security Agreement without the prior written consent of the Bank and any purported assignment without such consent shall be null and void.

            SECTION 7.08. NOTICE. Notice shall be given in the manner provided in the Agreement.



(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)


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      IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the day and year first above written.


                                        ANDAPHARM, LLC.


                                        By:
                                            Name:
                                            Title:
                                            Tax I.D. No.





STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)


            On the ___ day of May, 2006 before me, the undersigned personally appeared ------------------------- personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as _________________ of Andapharm, LLC., and that by his signature, in the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.





                                        Signature and office
                                        of individual taking
                                        acknowledgment



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                                  SCHEDULE "A"

          DESCRIPTION OF COLLATERAL COVERED BY THE FINANCING STATEMENT

      (a)   The following property:

(1) ACCOUNTS RECEIVABLE. All accounts, chattel paper, contracts, contract rights, accounts receivable, tax refunds, notes receivable, documents, other choses in action and general intangibles, including, but not limited to, proceeds of inventory and returned goods and proceeds from the sale of goods and services, and all rights, liens, securities, guaranties, remedies and privileges related thereto, including the right of stoppage in transit and rights and property of any kind forming the subject matter of any of the foregoing; and

(2) DEPOSIT ACCOUNTS. All time, savings, demand, certificate of deposit or other accounts deposited with or payable by the Bank in the name of the Grantor or in which the Grantor has any right, title or interest, including but not limited to all sums now or at any time hereafter on deposit, and any renewals, extensions or replacements of and all other property which may from time to time be acquired directly or indirectly using the proceeds of any of the foregoing; and

(3) INVENTORY AND EQUIPMENT. All inventory and equipment of every type or description wherever located, including, but not limited to all raw materials, parts, containers, work in process, finished goods, goods in transit, wares, merchandise furniture, fixtures, hardware, machinery, tools, parts, supplies, automobiles, trucks, other intangible personalty of whatever kind and wherever located associated with Grantor's business, tools and goods returned for credit, repossessed, reclaimed or otherwise reacquired by the Grantor; and

(4) DOCUMENT OF TITLE. All Documents of Title and other property from time to time received, receivable or otherwise distributed in respect of, exchange or substitution for or addition to any of the foregoing including, but not limited to, any Documents of Title; and

(5)   OTHER PROPERTY.

      (a)   All other intangible property; and

      (b) All proceeds (including but not limited to insurance proceeds) and products of and accessions and annexations to any of the foregoing; and

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      (c)   All assets of any type or description that may at any time be assigned or delivered to or come into possession of the Bank for any purpose for the account of the Grantor or as to which the Grantor may have any right, title,interest or power, and property in the possession or custody of or in transit to anyone for the account of the Bank, as well as all proceeds and products thereof and accessions and annexations thereto; and

      (d) All know-how, information, permits, patents, copyrights, goodwill, trade marks, trade names, licenses and approvals held by Grantor in its subsidiaries and affiliates; and

      (d) All of the books, records and documents pertaining to any of the foregoing.


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